Exhibit No. 23.1


                           Consent of Independent Auditors



          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of American Electromedics Corp. of our report dated October 7, 1996, with respect to the financial statements of American Electromedics Corp. included in its Annual Report (Form 10-KSB) for the fiscal year ended July 27, 1996, filed with the Securities and Exchange Commission.





                                                  Ernst & Young LLP
                                                  /s/ Ernst & Young LLP


          Manchester, New Hampshire
          December 30, 1996